                               DEFERRED COMPENSATION PLAN

This Deferred Compensation Plan (the "Plan"), is made by and between Livingston Enterprises, Inc., located at 6920 Koll Center Parkway, #220, Pleasanton, California ("Company"), and Jerrold Livingston ("Livingston"), an individual residing at 1844 Kenpark Ct., San Jose, California.

WHEREAS, Livingston is a founder, and has served as the Company's Chairman of the Board from inception to 1995, and its President from inception to 1994;

WHEREAS, During this time frame, Livingston has received no salary for the time spent in pursuit of the growth of the Company, and for the assumption of the risk of liability inherent in such pursuit;

WHEREAS, The Board of Directors wishes to recognize the contributions of Livingston to the success of the Company, and his forbearance of full compensation for his past services provided on behalf of the Company;

NOW THEREFORE, In consideration of Livingston's past services provided on behalf of the Company, the Company hereby agrees to provide to Livingston, the deferred compensation package as set forth below:

1. DEFERRED COMPENSATION PLAN--This Deferred Compensation Plan is established as an unfunded individual plan, created by the Company for the benefit of Jerrold Livingston. It is created to compensate Livingston for his past services provided on behalf of the Company, from the period of time from September 12, 1986 until September 28, 1995. Livingston resigned as President and Chief Executive Officer on October 26, 1994, and resigned as Chairman on September 28, 1995. Livingston remains a director and over 10% shareholder of the Company. This Plan is not intended to meet the funding, employee coverage and other requirements of a "qualified" plan under Section 401(a) of the Internal Revenue Code.

2. PAYMENT OF BENEFITS--Commencing on January 1, 1996, the Company agrees to pay to Livingston, the aggregate amount of $90,000, to be paid in twenty-four
(24) bi-monthly installments, in accordance with the Company's standard payroll procedures. Thereafter, the Company shall continue to make such payments until: (1) January 1, 2005, or (2) the lock-up period terminates in connection with the closing of an initial public offering of the Company's common stock, or (3) the closing of a merger or sale of the Company;
whichever is sooner. The parties agree, however, that the first $90,000 is guaranteed, notwithstanding the occurrence of numbers (2) or (3) above. In the event of (1), (2) or (3) above, this Plan shall immediately terminate and be of no further force or effect.

3. TAX IMPACT--The Company makes no representations or warranties to Livingston concerning the Federal or California state tax consequences of this Plan. Each party agrees

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that it shall be responsible for its own tax consequences and to satisfy or pay when due, all tax obligations which may arise as a result of the implementation of this Plan.

4. PARTIES IN INTEREST/NO ASSIGNMENT--This Plan shall be binding upon and inure to the benefit of the Company, its successors in interest, and Livingston and his heirs, executors, administrators and legal representatives. The rights and other benefits created under this Plan shall not be assigned, transferred, pledged or encumbered except by will or by the laws of descent and distribution.

5. GOVERNING LAW--This Plan shall be construed in accordance with and is governed by the laws of the State of California.

IN WITNESS WHEREOF, the parties hereto have executed this agreement on May 2, 1996.


LIVINGSTON ENTERPRISES, INC.


By: /s/ Steve M. Willens
   -----------------------


    PRESIDENT
--------------------------


                                              /s/ Jerrold Livingston
                                              ----------------------
                                              JERROLD LIVINGSTON

                               AMENDMENT No.1

DEFERRED COMPENSATION PLAN ENTERED INTO BY AND BETWEEN JERROLD LIVINGSTON AND
           LIVINGSTON ENTERPRISES, INC., DATED MAY 2, 1996 ("THE PLAN")


The Plan is hereby amended as follows:

The aggregate annual amount of deferred compensation shall be $110,000, commencing on January 1, 1997. All other terms and conditions remain as written.


LIVINGSTON ENTERPRISES, INC.


By: /s/ Richard J. Godfrey
   -----------------------------------
   Richard J. Godfrey, General Counsel


JERROLD LIVINGSTON



Signature: /s/ Jerrold Livingston
          ----------------------------